POTLATCHDELTIC CORPORATION 2019 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD DEFERRAL ELECTION

NAME: EMPLOYEE NO.:

INSTRUCTIONS:

You may elect to defer receipt of all or a portion of the shares of Common Stock (“Shares”) that you may earn under each of your annual restricted stock unit awards (“Awards”) granted to you pursuant to the PotlatchDeltic Corporation 2019 Long-Term Incentive Plan (the “Plan”) after December 31 of the calendar year that you make this election (the “Effective Date”).  If you elect to defer receipt of any portion of your Awards, you must elect the time and method of payment below. Your election to defer receipt of the Shares that you may earn under your Awards and the time and method of payment are binding and irrevocable as of the Effective Date (and as provided below).  This election does not apply to any special restricted stock unit awards granted to you outside of our annual restricted stock unit program.  Capitalized terms not defined herein have the meanings assigned to such terms under the Plan.

Please return this form to Sean Hoagland, Corporate Compensation, Spokane, by December 31, [       ].

PART I – DEFERRAL ELECTION

A._____ I do not wish to elect any deferral at this time.

B._____ I elect that 50% of the Shares that I may earn under each of my Awards be paid on each of the vesting dates thereunder (subject to the terms and conditions of the Award) and the other 50% be deferred.

C._____ I elect deferral of 100% of the Shares that I may earn under each of my Awards.

PART II -- PAYMENT TIMING AND METHOD

Check One

____First payment date within thirty (30) days following Separation from Service.

____First payment date within thirty (30) days following age _____.

____First payment date within thirty (30) days following age 65.

Check One

____Equal Annual Installments ____Single Payment

____Number of Annual Installments (not to exceed 15 and commencing on the first payment date)

By signing this Deferral Election, I acknowledge my understanding and acceptance of the following:

•

Employment taxes (including FICA) will be withheld based on the Fair Market Value of the Shares underlying my Awards determined as of the vesting date even if I elect to defer receipt of the Shares beyond the vesting date.

•	My election to defer receipt of the Shares that I may earn under each of my Awards is irrevocable as of each December 31 with respect to Awards granted in the immediately following calendar year.
•

Any deferral made pursuant to this Deferral Election shall be in accordance with the terms and provisions set forth herein as well as the Plan (including, without limitation, Sections 6.3 and 15.5 thereunder) and the requirements of Section 409A.

•	My deferred Shares will be credited to a bookkeeping account only. In the event of the Company’s bankruptcy, my rights are unsecured and may be subordinated to those of the Company’s creditors.

•

The Company will withhold appropriate taxes (or require me to make satisfactory arrangements to pay such taxes) on distributions made pursuant to the Plan and this election as such distributions are made to me or my beneficiaries.

Signature:  _______________________________________Date: __________